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                                                                 Exhibit 99.2

                        -- CIBER, INC. NEWS RELEASE --

For Immediate Release                             Contact:
                                                  Kara Kennedy
                                                  Shareholder Relations
                                                  303/220-0100

                          CIBER ANNOUNCES MERGER WITH
                      COMPUTER RESOURCE ASSOCIATES, INC.

     Englewood, Colorado -- March 2, 1998 -- CIBER, Inc. ("CIBER") (NYSE - CBR) announced today that privately-held Computer Resource Associates, Inc. ("CRA"), a provider of information technology and project management services headquartered in Harrisburg, PA, has merged into CIBER.

     "CRA has excellent commercial and state government relationships. In addition to the Harrisburg office, where approximately 80% of CRA's consultants reside, CRA adds to CIBER's presence in Raleigh, NC," stated Mac Slingerlend, CIBER's President and Chief Operating Officer. "We look forward to creating new long-term relationships in each of these two locations, where Y2K and outsourcing projects already exist. CIBER is very pleased that Ann Griffiths will remain as Branch Manager and Phillip Gring as Sales Manager in Harrisburg," Mr. Slingerlend continued.

     CRA employs approximately 175 consultants and generates annualized revenues of approximately $17 million. The combination will be accounted for as a pooling of interests.

     CIBER, Inc. is a nationwide provider of information technology consulting services. Through our 4,700 employees operating out of over 60 offices in over 20 states, plus our foreign operations, CIBER offers services to our clients in four principal areas: management consulting for "business/IT" problems, ERP implementation services, information technology consulting services (including Year 2000 conversions) and network design and integration consulting. CIBER's three wholly owned operating subsidiaries are Spectrum Technology Group, Inc., Business Information Technology, Inc. and CIBER Network Services, Inc.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks and uncertainties that could cause actual results to vary materially from such statements. Please refer to discussions of certain of these risks and uncertainties in the Company's Annual Reports, 10-Ks, 10-Qs and other Securities and Exchange Commission filings.

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        CIBER, INC., 5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, CO  80111
                                 http://www.ciber.com